EXHIBIT 11.01


   RECONCILIATION OF NET (INCOME) LOSS AND PRO FORMA EARNINGS PER COMMON SHARE
              AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA
                                   (UNAUDITED)

                                                                  NINE                NINE             THREE             THREE
                                                               MONTHS ENDED        MONTHS ENDED     MONTHS ENDED       MONTHS ENDED
                                                               SEPTEMBER 30,       SEPTEMBER 30,    SEPTEMBER 30,      SEPTEMBER 30,
                                                               ------------        ------------     ------------       ------------
                                                                  1999                2000             1999               2000
                                                               ------------        ------------     ------------       ------------
EARNINGS (LOSS) PER SHARE
Basic net income (loss) per share:
    NUMERATOR:
       Basic net income (loss)                                 ($    65,222)       $     42,563     $      8,053       $     33,186
                                                               ============        ============     ============       ============
    DENOMINATOR:
       Basic weighted average shares outstanding                 35,623,198          45,201,433       37,171,741         45,214,957
                                                               ============        ============     ============       ============
       Basic net income (loss) per share                       ($      1.83)       $       0.94     $       0.22       $       0.73
                                                               ============        ============     ============       ============

Diluted earnings (loss) per share:
    NUMERATOR:
       Basic net income (loss)                                 ($    65,222)       $     42,563     $      8,053       $     33,186
       Dilutive effect of TIDES securities, net of taxes
                                                                         --               3,515               --              1,172
                                                               ------------        ------------     ------------       ------------
       Diluted net income (loss)                               ($    65,222)       $     46,078     $      8,053       $     34,358
                                                               ============        ============     ============       ============

    DENOMINATOR:
       Weighted average shares outstanding                       35,623,198          45,201,433       37,171,741         45,214,957
       Dilutive effect of options                                   333,832             444,063          333,832            353,993
       Dilutive effect of weighted average outstanding
         of TIDES securities                                                          2,841,000                           2,841,000
                                                               ------------        ------------     ------------       ------------
       Dilutive weighted average shares outstanding              35,957,030          48,486,496       37,505,573         48,409,950
                                                               ============        ============     ============       ============
       Diluted earnings (loss) per share                       ($      1.81)       $       0.95     $       0.21       $       0.71
                                                               ============        ============     ============       ============
       If anti-dilutive, use Basic                             Anti-dilutive
       If anti-dilutive, use Diluted without dilutive
         effect of TIDES securities (see  below)                                   Anti-dilutive


    NUMERATOR:
       Basic net income                                                            $     42,563
                                                                                   ============
    DENOMINATOR:
       Weighted average shares outstanding                                          45,201,433
       Dilutive effect of options                                                      444,063
                                                                                   ------------
       Dilutive weighted average shares outstanding                                 45,645,496
                                                                                   ============
       Diluted earnings per share                                                  $      0.93
                                                                                   ============

PRO FORMA DATA:
Basic pro forma income per share:
    NUMERATOR:
       Pro forma net income                                                 $15,412
                                                                       =============
    DENOMINATOR:
       Weighted average shares outstanding                               35,623,198
                                                                       =============
       Basic pro forma earnings per share                                     $0.43
                                                                       =============

Diluted pro forma earnings per share:
    NUMERATOR:
       Pro forma net income                                                 $15,412
                                                                       =============
    DENOMINATOR:
       Weighted average shares outstanding                               35,623,198
       Dilutive effect of options                                           333,832
                                                                       -------------
       Dilutive weighted average shares outstanding                      35,957,030
                                                                       =============
       Diluted pro forma earnings per share                                   $0.43
                                                                       =============
       If anti-dilutive, use Basic


                                       25